SUBSIDIARIES OF SHONEY'S, INC.

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NAME OF SUBSIDIARY                           JURISDICTION OF ORGANIZATION
------------------                           ----------------------------
Pargo's of Frederick, Inc.                            Tennessee
Shoney's Equipment Corporation                        Tennessee
Commissary Operations, Inc.                           Tennessee
Shoney's of Canada, Inc.                               Canada
Shoney's of Michigan, Inc.                            Tennessee
Captain D's, Inc.                                     Delaware
Beverage Sales, Inc.(1)                                Texas
SHN Properties, LLC(1)                                Delaware
Captain D's Realty, LLC(1)                            Delaware
TPI Entertainment, Inc.                               Delaware
TPI Insurance Corporation                              Hawaii
TPI Transportation, Inc.                              Tennessee
TPI Commissary, Inc.                                  Tennessee
Properties Member Co., Inc.                           Delaware
SHN Properties Group 1, LLC(2)                        Delaware
SHN Properties Group 2, LLC(2)                        Delaware
SHN Properties Group 3, LLC(2)                        Delaware
SHN Properties Group 4, LLC(2)                        Delaware
SHN Properties Group 5, LLC(2)                        Delaware
SHN Properties Group 6, LLC(2)                        Delaware

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(1) Subsidiary of Captain D's, Inc.
(2) Owned 99% by Shoney's, Inc. and 1% by Properties Member Co., Inc.

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